             [LETTERHEAD OF KILPATRICK STOCKTON LLP APPEARS HERE]





November 19, 1998



Vail Banks, Inc.
108 S. Frontage Road West
Suite 101
Vail, Colorado  81657

     Re:  Registration Statement on Form SB-2
          Commission File No. 333-60347
          (as amended, the "Registration Statement")

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement filed by Vail Banks, Inc. (the "Company"), a Colorado corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 1,600,000 shares of Common Stock, $1.00 par value per share, of the Company (the "Common Stock"), including 1,440,000 shares to be sold by the Company and 160,000 shares to be sold by selling shareholders named in the Registration Statement (the "Selling Shareholders") to the underwriters named in the Registration Statement (the "Underwriters"), for resale by them to the public, together with an additional 240,000 shares of Common Stock subject to an over-allotment option granted to the Underwriters by the Company.

     As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments relating to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinions herein expressed. Upon the basis of the foregoing, it is our opinion that:

     1. The shares of Common Stock to be sold by the Selling Shareholders as described in the Registration Statement are legally issued, fully paid and nonassessable.

     2. The shares of Common Stock to be issued and sold by the Company to the Underwriters will be, upon issuance, sale and delivery in the manner and under

Vail Banks, Inc.
November 19, 1998
Page 2


the terms and conditions described in the Registration Statement, legally issued, fully paid and nonassessable.

     3. Upon exercise by the Underwriters of their option to purchase up to an aggregate of 240,000 additional shares of Common Stock from the Company to cover over-allotments, and upon issuance, sale and delivery of such shares in the manner and under the terms and conditions described in the Registration Statement, such shares will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                             Yours truly,

                                             KILPATRICK STOCKTON LLP


                                             By:  /s/ Jan M. Davidson
                                                  --------------------------
                                                  Jan M. Davidson, a partner